SCHEDULE 14A

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.____)

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SinoFresh HealthCare, Inc.

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SINOFRESH HEALTHCARE, INC.

516 Paul Morris Drive
Englewood, Florida 34223

NOTICE OF CONSENT SOLICITATION

IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS

August ____, 2004

To the Shareholders of SinoFresh HealthCare, Inc.:

     You are being asked to consider and provide written consent to the following proposals:

1.	To remove Stephen Bannon from the Board of Directors of the Company; and

2.	To remove David Otto from the Board of Directors of the Company.

     A MAJORITY OF THE DIRECTORS APPROVED THE PROPOSALS AND RECOMMEND THAT SHAREHOLDERS CONSENT TO THEM.

     It is requested by your Board of Directors that your written consent, using the accompanying consent card, be delivered to the Company’s corporate offices via facsimile at (941) 681-3138, or via U.S. Mail at 516 Paul Morris Drive, Englewood, Florida 34223 in the return envelope provided, which requires no postage if mailed in the United States.

     Only shareholders of record at the close of business on August 5, 2004 are entitled to vote on the proposals.

By Order of the Board of Directions

Charles A. Fust, Chairman of the Board
and Chief Executive Officer

Englewood, Florida
August ____, 2004

SINOFRESH HEALTHCARE, INC.

516 Paul Morris Drive
Englewood, Florida 34223

CONSENT SOLICITATION STATEMENT

General

     This Consent Statement is being furnished to you in connection with the solicitation of executed consents of the shareholders of SinoFresh HealthCare, Inc. by the Board of Directors. This information is being sent to shareholders on or about August    , 2004.

     We are soliciting consents to act upon the following proposals: (i) to remove Stephen Bannon from the Board of Directors of the Company; and (ii) to remove David Otto from the Board of Directors of the Company.

     A MAJORITY OF THE BOARD OF DIRECTORS APPROVED THE PROPOSALS AND RECOMMEND THAT THE SHAREHOLDERS CONSENT TO THEM.

     It is anticipated that this Consent Statement and the accompanying form of Consent will be mailed to shareholders on or about August    , 2004. Although this consent solicitation is not in connection with an annual meeting, the mailing to shareholders will include the Company’s annual report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31, 2003, and the Company’s quarterly report for the three months ended March 31, 2004. The annual report and the quarterly report are not to be regarded as consent soliciting materials.

     Directors Charles A. Fust, P. Robert Dupont and Stacey Maloney-Fust, each a director and officer of the Company have indicated that they will consent to each of the proposals. They beneficially own    % of our issued and outstanding voting stock as of August 5, 2004, the record date for this consent solicitation. Directors Stephen Bannon and David Otto have informed the Company that they will oppose any actions to remove them as directors from the Company’s Board of Directors.

     An explanation of the consent solicitation process, including the date on which consents expire and the revocability of consents is provided in the section of this Consent Statement entitled “Consent Procedures.”

     A consent card is enclosed. Shareholders are requested to mark, sign and date the enclosed consent card and return it to SinoFresh as promptly as possible by facsimile (941) 681-3138 or in the envelope provided with this Consent Statement, which requires no postage if mailed in the United States. YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING CONSENT CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR BY FACSIMILE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

     In this Consent Statement, unless the context otherwise requires, “SinoFresh,” “we,” “our,” “us,” the “Company” and similar expressions, refer to SinoFresh HealthCare, Inc., a Florida corporation.

Voting Securities and Voting Rights

     Shareholders of record as of the close of business on August 5, 2004 (the record date) are entitled to vote on the proposals. As of the record date, the following shares of the Company’s voting capital stock were issued and outstanding: (i) 13,314,323 shares of common stock, no par value, each of which is entitled to one vote per share; (ii) 858,170 shares of Series A Preferred Stock, no par value, each of which is entitled to one vote per share; (iii) 1,500,000 shares of Series B Preferred Stock, no par value, each of which is entitled to two votes per share; and (iv) 1,218,711 shares of Series C Preferred Stock, no par value, each of which is entitled to two votes per share. The outstanding preferred stock votes with the common stock as a group.

CONSENT PROCEDURES

     Matters being considered by the shareholders are being submitted for action by written consent, rather than by votes cast at a meeting. Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) states that, unless otherwise provided in the articles of incorporation, action required or permitted by the FBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less that the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.

     Our Board of Directors set August 5, 2004 as the record date for this Consent Solicitation. Neither our articles of incorporation nor our bylaws contain any provision in any way limiting the right of shareholders to take action by written consent.

Why is the Company soliciting consents?

     Between January 30, 2004 and February 10, 2004, the Company received written consents from shareholders whom the Company believed held a majority of the outstanding voting stock, which written consents provided for the removal of David Otto and Stephen Bannon as directors and officers of the Company. The Company believed that such consents would be effective February 10, 2004, but would be subject to the filing with the SEC of a definitive Information Statement on Schedule 14C. The removal of Messrs. Bannon and Otto from the Board was sought by Mr. Fust and certain other shareholders based on their belief that Messrs. Bannon and Otto, although claiming to be independent, were not actually independent – as discussed elsewhere in this document.

     The Company filed a preliminary Information Statement on Schedule 14C with the SEC with a view toward filing and sending a definitive Information Statement to shareholders of record once the SEC completed its review of the Schedule 14C. The actions of the shareholders were challenged by Messrs. Otto and Bannon and the Company was unable to expeditiously get final clearance for the 14C Information Statement. During the week of March 22, 2004, after discussion with the reviewing staff at the SEC, it was determined that, under applicable SEC rules relating to Information Statements, the corporate action (e.g., the effectiveness of the removal of the two directors) could not occur until the 20th day after the mailing to shareholders of a definitive information statement. Further, it was also discovered during that time that there was a technical defect with the shareholders’ written consents in that they were short sufficient votes to clearly constitute a majority of the issued and outstanding voting stock. As a result, it was decided to retroactively reinstate Messrs. Bannon and Otto to the Board, until the next annual meeting of shareholders, or their earlier removal or resignation.

     At a meeting of the Board of Directors held on July 7, 2004, Charles Fust, the Company’s Chairman and Chief Executive Officer as well as one of its principal shareholders, proposed resolutions for Board approval that the Company submit to the shareholders proposals to remove each of David Otto and Stephen Bannon as directors of the Company (said removal to be effective upon receipt by the Company of signed consents from shareholders holding at least 50.01% of the voting power of the outstanding shares of voting stock). Upon motion made by P. Robert DuPont to approve Mr. Fust’s resolutions, and seconded by Stacey Maloney-Fust, the motion passed by majority vote of Messrs. Fust, DuPont and Ms. Maloney-Fust. Mr. Otto objected and Mr. Bannon, having left the meeting earlier, was deemed to have abstained.

     The majority of the Board of Directors believes it is in the best interest of the Company to remove Messrs. Bannon and Otto; however, the Board of Directors believes it would not be in the best interest of SinoFresh and its shareholders to incur the cost of holding a meeting in connection with these actions.

     By way of background, Sargon Capital, Inc. had been retained by the Company’s predecessor for investment banking and consulting services. Over the course of Sargon Capital, Inc.’s association with the Company, current management, including the majority of the Board of Directors, came to believe that it was in the best interests of the Company and its shareholders to sever ties with Sargon Capital, Inc. and Andrew Badolato, one of its principals. Since two of the board members (Messrs. Otto and Bannon) are designees of Sargon Capital, Inc. and/or Mr. Badolato, the Company deems it is in its best interests to have Messrs. Bannon and Otto removed as directors and to seek substitute directors who are independent from Sargon Capital, Inc., and who also meet the definition of independence under either Nasdaq or AMEX listing standards.

What vote is required?

     In the case of this consent solicitation, signed unrevoked consents of the holders of a majority of the voting stock outstanding and entitled to vote on August 5, 2004, the record date for determining shareholders entitled to express consent to the actions proposed in this solicitation, are required for approval of each proposal. The proposals will be effective only upon receipt by the Company of unrevoked signed consents from shareholders holding over 50.01% of the combined voting power of the outstanding common and preferred stock. The holders of common stock and preferred stock vote as one voting group.

How do I consent?

     To consent to one or both proposals, you should mark your votes on the enclosed consent card, date and sign it, and return the card to the Company either in the enclosed postage pre-paid return envelope, or by facsimile to (981) 681-3138. If you return the consent card marked “withhold consent” or “abstain” as to a proposal, or you do not return the card, in each case that will be deemed a vote against the proposal. YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING CONSENT CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE OR BY FACSIMILE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITES STATES.

What if my shares are held in “street name”?

     If your shares are held in the name of a brokerage firm, bank nominee or other institution (street name), you should contact the person responsible for your account and give instructions for the written consent representing your shares to be marked, signed and returned. Only that institution can execute the written consent with respect to your shares held in street name and only upon receipt of specific instructions to the person responsible for your account. If you fail to instruct the person responsible for your account as to how to vote your shares, the institution may not vote such shares and, accordingly, such shares will have the effect of a vote against the proposals.

What if I return a signed consent form but do not indicate my vote?

     If a shareholder fails to so specify as to a proposal, the consent card will be deemed a consent to the proposal.

What happens if I do not submit a consent?

     If you do not submit a consent, it will have the same effect as a vote against the proposals.

How are abstentions and broker non-votes treated?

     Abstentions, withheld votes, and broker non-votes have the effect of votes against the proposals.

What if I do not consent but the proposals are still approved?

     Shareholders who do not consent to the proposals will nonetheless be bound by the consents of the voting shareholders if sufficient written consents are received by the Company approving the proposals as set forth above. No dissenters’, appraisal or similar rights apply to shareholders who do not approve the proposals.

How will consents be solicited?

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Consent Statement, the consent card, and any additional solicitation material furnished to shareholders. Copies of solicitation material will be furnished to fiduciaries and custodians holding shares in their names that are beneficially owned by others. The original solicitation of consents by mail may be supplemented by a solicitation by telephone, telegram, or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any of those services.

Can I revoke my consent?

     Yes. A consent executed by a shareholder may be revoked at any time up until signed unrevoked consents approving the proposals by the holders of over 50.01% of the votes of our voting stock outstanding on the record date have been delivered to us in accordance with the Florida Business Corporation Act. To revoke consent, or to revoke a withheld consent, a shareholder must deliver a written, signed and dated revocation prior to the minimum percentage vote required. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent, or withholding of consent, previously given is no longer effective. The revocation must be delivered to our principal executive offices or any other address provided by us for that purpose. However, if the Company does not receive the number of consents required within 60 days of the earliest dated consent delivered to the Company in accordance with the Florida Business Corporation Act, the requisite shareholder approval of the proposals will not have occurred. We anticipate that the earliest dated consent will be received by us on or about August    , 2004.

     You can revoke your consent, or any withholding of consent, by filing with the Secretary of the Company a written notice stating that you would like to revoke your consent or any withholding of consent. You can also revoke your consent, or any withholding of consent, by filing with the Secretary of the Company another consent card bearing a later date. You should send (by mail, overnight courier or hand delivery) any written revocation to the Secretary of the Company at the following address:

SinoFresh HealthCare, Inc.
516 Paul Morris Drive
Englewood, Florida 34223
Attention: Secretary

When do Consents Expire?

     All consents, regardless of when dated, will expire unless valid, unrevoked consents constituting the requisite number of outstanding shares of our voting stock are delivered to us on or before 60 days of the earliest dated consent delivered to us. We anticipate that the earliest dated consent will be received by us on or about August    , 2004.

Delivery of Consent Statement and Annual and Quarterly Reports to Households

     The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of the Annual Report, most recent Quarterly Report and the Consent Statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as “householding.” Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company’s Annual Report on Form 10-KSB, most recent Quarterly Report on Form 10-QSB and this Consent Statement.

     If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

     Beneficial owners who reside at a shared address, at which a single copy of the Company’s Annual Report, most recent Quarterly Report and this Consent Statement are delivered may obtain a separate Annual Report, Quarterly Report and/or Consent Statement without charge by sending a written request to: SinoFresh HealthCare, Inc., 516 Paul Morris Drive Englewood, Florida 34223, or by calling the Company at (941) 681-3100. The Company will promptly deliver an Annual Report and Consent Statement upon receipt of such request.

     Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternately, if you want to revoke your consent to householding and receive separate reports and consent statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

Reports and Other Matters

     Our Form 10-KSB for the fiscal year ended December 31, 2003, and our Form 10-QSB for the three months ended March 31, 2004, which are being mailed to shareholders with this Consent Statement, contain financial and other information about the Company, but are not incorporated into this Consent Statement and are not to be considered a part of this Consent Statement or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Report of the Audit Committee” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 AND A COPY OF OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE THREE MONTHS ENDED MARCH 31, 2004, AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE REPORTS ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS CONSENT STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED SHAREHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of the Company’s shares of voting stock as of July 15, 2004 by: (i) each person who is known by the Company to beneficially own more than 5% of the issued and outstanding shares of common stock; (ii) the Chairman and Chief Executive Officer; (iii) the directors; and (iv) all of the executive officers and directors as a group. For purposes of the beneficial ownership calculations below, the Series A preferred stock, which is convertible into common stock on a 1-for-1 basis, the Series B preferred stock, which is convertible into common stock on a 2-for-1 basis, and Series C preferred stock, which is convertible into common stock on a 2-for-1 basis are included on an as converted basis, such that the total issued and outstanding voting stock becomes 19,609,915. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1)(2)	No. of shares		Percentage
Charles Fust, Chairman and Chief Executive Officer	8,411,400	(3)(10)	42.78%
P. Robert DuPont, Vice President and a Director	406,000	(4)	2.06%
Russell Lee III, Chief Financial Officer, Secretary	70,000	(5)	*
David Otto, Director(6)	50,000		*
Stephen Bannon, Director(7)	425,000	(8)	2.16%
Moty Hermon	1,229,723	(9)	6.27%
Stacey Maloney-Fust, Senior Vice President and a Director	55,000	(11)	*
All officers and directors as a group (6 persons)	9,362,400		45.05%

*	Represents less than 1% of all issued and outstanding voting stock of the Company.

(1)	Unless otherwise noted, the address of each person or entity listed is c/o SinoFresh HealthCare, Inc., 516 Paul Morris Drive, Englewood, FL 34223.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities that are currently exercisable or exercisable within 60 days of July 15, 2004, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Represents 5,356,400 shares of common stock owned by the Charles Fust Family Limited Partnership for which a corporation Mr. Fust controls is the general partner, 1,500,000 shares of Series B preferred stock held by the Charles Fust Family Limited Partnership, which is entitled to two votes per share, and 5,000 shares of common stock owned by his spouse, and 50,000 shares of common stock issuable pursuant to options exercisable by his spouse, Stacey Maloney-Fust, within the next 60 days. Excludes 890,000 options granted in November 2003 to SinoFresh Management, LLC which is owned 50/50 by Mr. Fust and Stephen Bannon. This option was declared invalid by the Executive Committee (including Mr. Fust) in April 2004, and again by the majority vote of the Board of Directors at a meeting held on July 7, 2004. See, also, footnote 10 below.

(4)	Represents 250,000 shares of common stock held directly, 10,000 shares of Series A preferred stock held directly and 146,000 shares of common stock issuable pursuant to options exercisable within the next 60 days.

(5)	Represents 70,000 shares of common stock issuable pursuant to options exercisable within the next 60 days.

(6)	Mr. Otto’s address is 900 Fourth Avenue, Suite 3140, Seattle, WA 98164.

(7)	Mr. Bannon’s address is 1547 18th Street, Santa Monica, CA 90404.

(8)	Represents 375,000 shares of common stock and 50,000 shares of common stock issuable pursuant to options exercisable within the next 60 days. Excludes 890,000 options granted in November 2003 to SinoFresh Management, LLC which is owned 50/50 by Mr. Bannon and Charles Fust. Of these options, approximately 500,000 options were allocated to Mr. Bannon in the operating agreement for SinoFresh Management. This option was declared invalid by the Company’s Executive Committee (including Mr. Fust) in April 2004, and again by the majority of the Board of Directors at a meeting held on July 7, 2004.

(9)	Represents 1,229,723 shares of common stock Mr. Moty Hermon has a right to acquire from Mr. Fust pursuant to a put option, which shares of stock have been deposited into escrow by Mr. Fust for the benefit of Mr. Hermon. Mr. Fust holds a proxy to vote the escrowed shares.

(10)	Crown IV Holding, Inc., a Belize corporation (“Crown IV”) has indicated to the Company and Charles Fust that it is the owner of 1,000,000 shares of common stock to which Mr. Fust claims beneficial ownership. In 2002, the Company’s predecessors had retained Sargon Capital, Inc. (a company affiliated with Andrew Badolato) to provide financial advice. At that time, Sargon Capital/Andrew Badolato advised Mr. Fust to put his assets into various off-shore entities, including some of his stock in SinoFresh – Delaware. In connection with the acquisition of the assets of SinoFresh Laboratories by SinoFresh – Delaware, a company formed by Sargon Capital/Andrew Badolato, Mr. Fust was to be issued 6,000,000 (post-merger) shares of common stock for joining SinoFresh – Delaware. Mr. Fust designated some of those shares for employees and, pursuant to recommendations of Sargon Capital/Andrew Badolato, 1,000,000 (post-merger) shares were to be put into an off-shore entity, Crown IV, that Mr. Fust understood to have been created for his benefit and as such, he was the beneficial owner of those shares. A share certificate for 1,000,000 (post-merger) shares was issued in the name Crown IV by SinoFresh – Delaware which Mr. Fust held and did not deliver to Crown IV since he had not been provided any paperwork or other information about Crown IV and he had not yet consulted with his legal advisors regarding same. Later, upon seeking the advice of his personal attorney, it was recommended that he not transfer any property to any off-shore entities but instead transfer property only to his family limited partnership, which he did. Thus, he did not release the share certificate to Crown IV, but instead voided the certificate that was in the name of Crown IV and requested the Company’s transfer agent to issue a certificate for the shares in the name of the Charles Fust Family Limited Partnership; however, he subsequently requested the transfer agent instead to issue the certificate in the name of the escrow agent who is holding 1,229,723 shares in escrow for the benefit of Moty Hermon pursuant to an agreement between Mr. Fust and Mr. Hermon. Mr. Fust holds a proxy to vote the escrowed shares. Since the attempted removal of

Messrs. Bannon and Otto from the board, Crown IV has made demands for the 1,000,000 (post-merger) shares and a representative of Crown IV has threatened to file a suit against Charles Fust, the Company and its counsel in connection with these shares.

(11)	Represents 5,000 shares of common stock and 50,000 shares of common stock issuable pursuant to option exercisable within the next 60 days. Excludes 8,356,400 beneficially owned by her spouse, Charles Fust, an executive officer and director of the Company.

Change in Control

     On September 8, 2003, SinoFresh Corp., a Florida corporation formerly known as e-Book Network, Inc. (“SinoFresh”), SinoFresh Acquisition Corp., a Florida corporation (“Acquisition Sub”), SinoFresh Healthcare, Inc., a Delaware corporation (“Healthcare”) and, Susan Parker, the sole director and majority shareholder of SinoFresh entered into a Merger Agreement. In addition, SinoFresh amended its Articles of Incorporation authorizing the issuance of up to 700,000,000 shares of no par value capital stock, consisting of 500,000,000 shares of common stock, no par value, and 200,000,000 shares of preferred stock, no par value. The amended Articles also designated 858,170 shares of the preferred stock as Series A Preferred Stock with each share convertible into one common share and possessing one vote. In addition, 1,500,000 shares of the preferred stock were designated as Series B Preferred Stock with each share convertible into two common shares and possessing two votes. Another 1,250,000 shares of preferred stock was designated as Series C Preferred Stock with each share convertible into two common shares and possessing two votes.

     Under the Merger Agreement, SinoFresh acquired all of the issued and outstanding capital stock of Healthcare consisting of 21,536,980 shares of Common Stock; 1,716,399 shares of Series A Preferred Stock; 6,000,000 shares of Series B Preferred Stock and 4,874,843 shares of Series C Preferred Stock in exchange for 10,768,490 shares of SinoFresh Common Stock; 858,170 shares of SinoFresh Series A Preferred Stock; 1, 500,000 shares of SinoFresh Series B Preferred Stock and 1,218,711 shares of SinoFresh Series C Preferred Stock. In connection with the Merger Agreement, Susan Parker, the sole director and majority shareholder of SinoFresh, agreed to tender 19,616,667 shares in SinoFresh common stock back to SinoFresh for cancellation. In addition, Healthcare was to exchange options to purchase 3,000,000 common shares and warrants to purchase 2,350,000 common shares for SinoFresh options to purchase 1,500,000 common shares and warrants to purchase 1,900,000 common shares. Prior to the issuance of the options for 3,000,000 common shares, SinoFresh amended the grant list. The number of options deemed granted under the amended grant before the merger was 2,199,250, which amounted to 1,099,625 post merger. In addition, the warrants exchanged were ultimately warrants for 1,933,970 common shares. Pursuant to the Merger Agreement, upon consummation of the merger, the directors of Healthcare became the directors of SinoFresh, to-wit: Charles A. Fust, P. Robert DuPont, Stacey Maloney-Fust, Stephen Bannon and David Otto.

     Subsequent to the merger, Acquisition Sub, which changed its name to SinoFresh Corporation, remains the operating subsidiary of the Company (which changed its name from SinoFresh Corp. to SinoFresh Healthcare, Inc.). As a result of the merger, the former shareholders of Healthcare obtained approximately 81% the Company’s common stock and additional voting control by virtue of the voting rights of the preferred stock, providing a total voting interest of 91%. Since the former officers and directors of Healthcare also obtained management control of the Company, the merger transaction was treated as a recapitalization of Healthcare, with Healthcare as the acquirer for financial accounting purposes. Accordingly, the pre-merger shareholders of SinoFresh were deemed to be issued approximately 2,483,333 common shares.

     With respect to the change of control transaction, the Company has been unable to obtain from either former counsel to the Company or former counsel to HealthCare (Mr. David Otto, a director of the Company), who were counsel to the Company and HealthCare, respectively, at the time of the merger, information the Company presently believes is sufficient to indisputably support one or more exemption(s) from registration that were relied upon in connection with the issuance of the merger shares. If such information is not available, the issuance of the shares of the Company in respect of the merger may not have been in compliance with the registration provisions of the federal and state securities laws. There may have been a violation of Section 5 of the Securities Act of 1933, as amended due to the unavailability of an exemption from registration. As a result, the Company may be exposed to claims for rescission by shareholders who received shares in the merger. Although the Company would vigorously defend against any such actions, litigation may be costly and there is no assurance of the outcome.

PROPOSAL 1: REMOVE STEPHEN BANNON FROM BOARD OF DIRECTORS

     A majority of the Company’s Board of Directors has determined that director Stephen Bannon, while facially independent under Nasdaq or AMEX rules, is not sufficiently independent from Sargon Capital, Inc. By way of background, Sargon Capital, Inc. had been retained by the Company’s predecessor for investment banking and consulting services. Over the course of Sargon Capital, Inc.’s association with the Company, current management, including the majority of the Board of Directors, came to believe that it was in the best interests of the Company and its shareholders to sever ties with Sargon Capital, Inc. and Andrew Badolato, one of its principals. Since two of the Company’s Board members (Messrs. Otto and Bannon) are designees of Sargon Capital, Inc. and/or Mr. Badolato, the Company deems it in the best interests to have Messrs. Bannon and Otto removed as directors and to seek substitute directors who are independent from these influences and who also meet the independence standards under Nasdaq or AMEX listing standards. Therefore, pursuant to Article II, Section 8 of the Company’s Bylaws and Section 607.0808 of the Florida Business Corporation Act, the Board of Directors by majority vote, approved resolutions to submit to shareholders for approval, pursuant to a consent solicitation, a proposal to remove Mr. Bannon from the Board of Directors.

THE BOARD RECOMMENDS THAT YOU CONSENT TO
THE REMOVAL OF STEPHEN BANNON FROM THE BOARD OF DIRECTORS

PROPOSAL 2: REMOVE DAVID OTTO FROM BOARD OF DIRECTORS

     A majority of the Company’s Board of Directors has determined that director David Otto is not sufficiently independent from Sargon Capital, Inc. By way of background, Sargon Capital, Inc. had been retained by the Company’s predecessor for investment banking and consulting services. Over the course of Sargon Capital, Inc.’s association with the Company, current management, including the majority of the Board of Directors, came to believe that it was in the best interests of the Company and its shareholders to sever ties with Sargon Capital, Inc. and Andrew Badolato, one of its principals. Since two of the Company’s Board members (Messrs. Otto and Bannon) are designees of Sargon Capital, Inc. and/or Mr. Badolato, the Company deems it in the best interests to have Messrs. Bannon and Otto removed as directors and to seek substitute directors who are independent from these influences and who also meet the independence standards under Nasdaq or AMEX listing standards. (Mr. Otto would not meet the definition of independence under those rules in any event since he was prior counsel to the Company and its predecessor in 2003 and as such his law firm was paid in excess of $60,000.) Therefore, pursuant to Article II, Section 8 of the Company’s Bylaws and Section 607.0808 of the Florida Business Corporation Act, the Board of Directors by majority vote approved resolutions to submit to shareholders for approval, pursuant to a consent solicitation, a proposal to remove Mr. Otto from the Board of Directors.

THE BOARD RECOMMENDS THAT YOU CONSENT TO
THE REMOVAL OF DAVID OTTO FROM THE BOARD OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Company’s directors and executive officers are as follows as of July 15, 2004:

Name	Position	Appointment
Charles Fust	Chairman, Chief Executive Officer, Director	November, 2002
P. Robert DuPont	Vice President, Research and Development, Director	November, 2002
Russell R. Lee III	Chief Financial Officer, Secretary	January, 2004
Stephen Bannon	Director	September, 2003
David Otto, Esq.	Director	October, 2002
Stacey Maloney-Fust	Senior Vice President, Assistant Secretary, Director	September, 2003

     Charles Fust, Chief Financial Officer (CEO) and Chairman of the Board of Directors. Mr. Fust is a chemical engineer, whose research has resulted in approximately 130 domestic and international patents, including the patents underlying the SinoFresh products. Mr. Fust began the development of the Company’s products in 1989. His expertise in the health care community has provided him with the opportunity to chair various health care boards, mainly Otorhinolaryngology related. Mr. Fust’s business background covers ownership and management in international companies. Mr. Fust has been the Chief Executive Officer and Chairman of SinoFresh Lab LLC from 1999 to the present and the Chief Executive Officer and Chairman of SinoFresh HealthCare, Inc. from 2002 to the present. He holds a bachelor degree in Chemical Engineering from Auburn University and has a professional affiliation with the American Association of Pharmaceutical Scientists.

     P. Robert DuPont, Vice President of Research & Development and Director. Mr. DuPont has over twenty years of experience in the bio-pharmaceutical and life sciences industries. Prior to joining SinoFresh in June of 2001, Mr. DuPont founded and acted in the capacity of CEO of UltraPure Group Limited. UltraPure Group Limited provided integrated services to multi-national pharmaceutical companies, which included design services, regulatory consultation, and contract staffing. He founded the company in 1993 and sold his interest in the company in 2001. He is a member of the International Society of Pharmaceutical Engineers and has presented various lectures on the topic of pharmaceutical process design. Mr. DuPont is also a member of the American Association of Pharmaceutical Scientists.

     Russell R. Lee III, Chief Financial Officer and Secretary. Mr. Lee has thirty years experience in business and finance, as a financial executive in private industry and with a “Big 4” public accounting firm. Mr. Lee joined SinoFresh HealthCare, Inc. in August 2003 as its Vice-President of Finance and Administration. In January 2004 Mr. Lee was appointed as the Company’s Chief Financial Officer.

     Previously, Mr. Lee served as Executive Vice President of Finance and Operations for Esprix Technologies, LLP that he joined in 1999. Esprix is a privately-held, international fine and specialty chemical company that supplies high technology materials into the automotive, pharmaceutical, electronic and digital imaging industries. From 1990 to 1998, Mr. Lee served as Corporate Controller, and then Treasurer/Chief Financial Officer, of Gencor Industries, Inc. (Gencor), a publicly-held, international manufacturer of processing equipment. Mr. Lee left Gencor Industries, Inc. in December 1998, and twenty-two months later in September 2000, Gencor filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. On December 31, 2001, Gencor and its subsidiaries successfully emerged from Chapter 11 intact.

     Mr. Lee was appointed to the Board of Directors of Gencor in 2004 and serves as Chairman of the company’s audit committee.

     Prior to his private industry experience, Mr. Lee was a Senior Audit Manager in the Ernst & Young organization in both Ohio and Florida. Mr. Lee is a Certified Public Accountant and is licensed in Florida and Ohio. Mr. Lee graduated from the University of Toledo as an Accounting major with a bachelor degree in Business Administration.

     Stephen Bannon, Director. Mr. Bannon has been a director of the Company since September 2003. He is currently associated with American Vantage Media. Prior to his affiliation with American Vantage Media, Mr. Bannon was employed at Jeffries & Company, Inc. during the period July 2000 to April 2002 and with “The Firm” from May 2002 to March 2003. Prior to this, Mr. Bannon was employed by SG Cowan Securities Corporation from July 1998 to March 2000. Mr. Bannon received his MBA from Harvard University. He received his undergraduate degree from Virginia Polytechnical Institute’s College of Architecture and has a graduate degree in Government from Georgetown University.

     David Otto, Director. Mr. Otto has been a director of the Company since September 2003 and was formerly an officer and director of SinoFresh – Delaware from October 2002. He was Secretary to the Company until March 29, 2004. In July of 1999, Mr. Otto founded The Otto Law Group, PLLC, in Seattle, Washington. Prior to this, Mr. Otto was employed at Hughes, Hubbard and Reed. Mr. Otto is currently chairman of the Board of Directors of Dtomi, Inc., and a member of the Board of Directors of Excalibur USA Custom Window Fashions, Inc., and Saratoga Capital Partners, Inc. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981 with his A.B. in Government and his J.D. from Fordham University School of Law in 1987.

     Stacey Maloney-Fust, Senior Vice President, Assistant Secretary, Director. Stacey Maloney-Fust has 14 years experience in the financial industry. For several years in New York City she worked as an Executive Assistant for the President of AIG Global Investors, Inc., as an Executive Assistant for the General Partner of Sandler Capital Management in 1999 and 2000 and then as the Executive Assistant for Merit Capital Associates, Inc. in the first quarter of 2001. After attending New York University, Ms. Maloney-Fust obtained her Series 7, 63 and 65 securities licenses and became a Financial Advisor for Salomon Smith Barney in 2001 and the first half of 2002 and for UBS in the second half of 2002 and 2003 before starting with SinoFresh in the second half of 2003. Ms. Maloney-Fust is currently enrolled in Jones International University and is the wife of Charles Fust.

     The Company’s directors are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers, and persons who own 10% or more of SinoFresh common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, SinoFresh believes that with respect to 2003, Mr. Bannon has not filed the required Form 3 Initial Statement of Beneficial Ownership in connection with his becoming a director of the Company in September 2003, and Mr. Otto did not file a Form 3 Statement of Beneficial Ownership in connection with his becoming a director, but instead filed a Form 5 Annual Statement of Beneficial Statement of Ownership, which form was not timely filed. Further, the Form 3 Initial Statement of Beneficial Ownership for each of Mr. Fust and the Charles Fust Family Limited Partnership, Mr. DuPont and Ms. Stacey Maloney-Fust were filed in March 2004, which filing was not timely.

Committees of the Board

     Executive Committee. The Board has an Executive Committee comprised of Charles Fust, Stacey Maloney-Fust and P. Robert DuPont. The committee was established and members appointed by majority vote of the Board (with Stephen Bannon and David Otto objecting) on March 29, 2004. The Executive Committee has the authority of the Board, except that the Executive Committee does not have the authority to perform certain actions that are reserved for the Board under Section 607.0825(1)(a) through (e) of the Florida Business Corporation Act (“FBCA”), summarized as follows:

               (1) approve or recommend to shareholders actions or proposals required to be presented to shareholders for a vote under the FBCA;

               (2) fill vacancies on the Board or any committee of the Board;

               (3) adopt, amend or repeal the bylaws of the Company;

               (4) authorize or approve the repurchase of shares of the Company unless pursuant to a general formula or method specified by the Board; or

               (5) authorize or approve the issuance or sale, or contract for the sale of shares, or determine the designation, rights, preferences and limitations of a voting group of shareholders, except as specifically provided by the Board.

     Compensation Committee. The Board has a Compensation Committee comprised of Charles Fust, Stacey Maloney-Fust and P. Robert DuPont. The committee was established and members appointed by majority vote of the Board (with Stephen Bannon and David Otto objecting) on March 29, 2004. The Compensation Committee is responsible for establishing the compensation of the executives of the Company, including salaries, bonuses, termination arrangements, stock options and other incentive compensation and executive officer benefits. However, with respect to options granted under the Company’s Stock Option Plan (formerly known as the 2002 Stock Option Plan), Plan grants are submitted to the entire Board of Directors for approval or ratification. The Report of the Compensation Committee included in the Company’s annual report for 2003 is also included below.

     Audit Committee. The Board has an Audit Committee comprised of Charles Fust, Stacey Maloney-Fust and P. Robert DuPont. The committee was established and members appointed by majority vote of the Board (with Stephen Bannon and David Otto objecting) on March 29, 2004. The primary purpose of the Audit Committee is to assist the Board in its oversight of the Company’s internal controls and financial statements and the audit process. In addition, the audit committee assists the Board in the selection of the Company’s independent auditors and the fees to be paid to the independent auditors. The Board has not adopted a written charter of the Audit Committee. The members of the Audit Committee are not deemed independent under Nasdaq or AMEX listing standards. The Audit Committee does not have a member who would be defined under SEC rules as an “audit committee financial expert.” The report of the Audit Committee is included below.

     Nominating Committee. The Board has a Nominating Committee comprised of Charles Fust, Stacey Maloney-Fust and P. Robert DuPont. The committee was established and members appointed by majority vote of the Board (with Stephen Bannon and David Otto objecting) on March 29, 2004. The Nominating Committee does not currently have a charter. The Nominating Committee is responsible for identifying individuals qualified to become directors of the Company and recommending to the Board of Directors candidates for election and for recommending individuals to serve on each Board committee. The Nominating Committee has not adopted any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will take into account all factors that it considers appropriate, including the needs of the Company with respect to the particular talents and experience of its directors, strength of character, career specialization, relevant technical skills or financial acumen, industry knowledge, the highest personal and professional ethics, integrity and sound business judgment, and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members. The Nominating Committee’s goal is to assemble a board of directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee will also consider candidates with appropriate non-business backgrounds. If the shareholders approve the removal of Messrs. Bannon and Otto from the Board of Directors, the Nominating Committee intends to search for individuals to serve on the Board whom the Nominating Committee believes have the requisite independence under Nasdaq or AMEX listing standards. Upon successfully recruiting independent board members, it is anticipated that the Audit, Compensation and Nominating Committees would be reconstituted and the Executive Committee dissolved.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Nominating Committee does, however, believe that in its review of director candidates, it will be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission. The Company also believes it appropriate for certain key members of the Company’s management to participate as members of the Board. The Nominating Committee may also engage a search firm to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential director candidates, although the Company may in the future retain a third party search firm, if it deems such action to be appropriate.

     The Nominating Committee will consider director candidates suggested by shareholders for nomination by the Board of Directors. Shareholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate’s name, biographical information, and qualifications to: Charles Fust, Chairman, SinoFresh HealthCare, Inc., 516 Paul Morris Drive, Englewood, Florida 34223. Candidates suggested by shareholders will be evaluated by the same criteria and process as candidates from other sources.

Shareholder Communications with the Board

     The Company is considering the establishment of procedures by which shareholders of the Company can send communications to the Board of Directors or to non-management directors as a group. Upon their adoption, the Company will make those procedures available to shareholders, either through the Company’s website or other appropriate means. Until such procedures are developed and made available to shareholders, any communications to individual directors should be sent to the individual director, c/o SinoFresh Healthcare, Inc., 516 Paul Morris Drive, Englewood, Florida 34223, and such communications will be forwarded unopened to the specified director.

Director’s Compensation

     The directors do not receive any stated salary for their services as directors or members of committees of the Board of Directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve the Company in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. Upon their election to the board, non-employee directors are paid $1,500 per day on the days board meetings are held, with an annual limit of $4,000. Reasonable travel expenses are reimbursed.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

     The Company has adopted a code of ethics for the CEO and Senior Financial Officers (Code of Ethics) which is required to be signed by each such officer, and is maintained on file by the Company. A copy of the Code of Ethics will be provided to you, free of charge, upon your written request to the Company sent to the attention of Investor Relations, SinoFresh HealthCare, Inc., 516 Paul Morris Drive, Englewood, Florida 34223.

     If the Company makes any substantive amendments to the Code of Ethics, or grants any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Chief Executive Officer or the Chief Financial Officer, the Company will disclose the nature of such amendment or wavier in a report on Form 8-K.

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EXECUTIVE COMPENSATION

     The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2003 and 2002. None of the other officers earned greater than $100,000 in total salary and bonuses during fiscal 2003.

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual		Compensation
		Compensation(1)		Awards
Name And Principal	Fiscal			Securities	All Other
Position	Year	Salary	Bonus	Underlying Options	Compensation
Charles Fust	12/31/03	$150,388	—	-0-	$14,744
Chairman and Chief Executive
Officer	12/31/02	$28,362	—	-0-	$1,000

(1)     The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the Named Executive Officer. The aggregate amount of such compensation for the Named Executive Officer is less than 10% of the total annual salary and bonus. Compensation for 2002 is from October 15, 2002 (date of inception) through December 31, 2002.

Stock Options Granted in Fiscal 2003

     The following table sets forth certain information concerning grants of options made during fiscal 2003 to the Named Executive Officer.

	Number of	Percent
	Securities	of Total Options
	Underlying Options	Granted to	Exercise or Base	Fair Market Value	Expiration
Name	Grated(#)(1)	Employees in 2003	Price ($/Sh)	on Date of Grant	Date
Charles Fust	-0-	N/A	N/A	N/A	N/A

(1)     Excludes an option for 890,000 shares granted to SinoFresh Management, LLC (owned 50/50 by Mr. Fust and Stephen Bannon, a director) which option was declared invalid by the Executive Committee (including Mr. Fust) in April 2004, and again by the majority vote of the Board of Directors at a board meeting held on July 7, 2004.

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Aggregate Stock Option Exercises and Year-End Option Value Table

     The following table sets forth certain information concerning option exercises in fiscal 2003, the number of stock options held by the Named Executive Officer as of December 31, 2003 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

			Number of Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options
	Number of Shares Acquired	Value	Fiscal Year-End(#)		at Fiscal Year-End(1)
	on Exercise	Realized($)
Name	(#)	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles Fust	-0-	N/A	N/A	N/A	N/A	N/A

(1)	Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The closing sale price for the Company’s common stock as reported by the NASDAQ Trading and Market Services on December 31, 2003 was $2.20 per share.

Employment Agreement

     As a result of the merger, the Company assumed the employment agreement between Charles Fust and SinoFresh – Delaware dated December 1, 2002. The employment agreement has a term of five years and is renewable upon mutual agreement of the parties. Under that agreement, Mr. Fust is entitled to a base salary, as adjusted, of $180,000 annually and 5.0% of net earnings before taxes. In addition, Mr. Fust is entitled to receive $1,000 per month car allowance. The agreement also provides that the Company and Mr. Fust enter into a stock option agreement under which he would be provided anti-dilution rights so that Mr. Fust’s equity ownership of the Company, on a fully diluted basis, will be no less than 15% so long as the total outstanding shares on a fully diluted basis are less than 100,000,000. The agreement also prohibits Mr. Fust from competing with the Company for a period of three years upon cancellation of the employment agreement. Messrs. Bannon and Otto have indicated that the board never approved the employment agreement. However, the employment agreement is executed by Andrew Badolato, the then President of SinoFresh – Delaware, and all of the members of the board at that time approved the employment agreement by written consent.

Stock Option Plan

     The Company’s compensation committee currently administers the 2002 Stock Option Plan (Plan). The Plan provides for the grant of options (incentive and non-statutory), to officers, employees and independent contractors capable of contributing to the Company’s performance. The Company has reserved an aggregate of 3,000,000 shares of common stock for grants under the Plan. Incentive stock options may be granted only to employees eligible to receive them under the Internal Revenue Code of 1986, as amended. As of December 31, 2003, the Company had outstanding non-statutory options for 831,000 shares of the Company’s common stock. These options have a term of ten years, unless earlier terminated in accordance with the provisions of the Plan and applicable stock option agreements. The exercise prices of all of the options granted as of December 31, 2003 are $1.00 per share, and generally have scheduled vesting except for options for 126,000 shares, which vested immediately upon grant. Upon expiration of unexercised options, the unpurchased shares subject to such options will again be available for purposes of the Plan.

Non Plan Options and Warrants

     The Company issued warrants to consultants and service providers for a total of 500,000 shares of common stock, of which 450,000 are exercisable for $1.00 per share and 50,000 are exercisable at $5.00 per share. The warrants have terms of four years (except for one option for 100,000 shares which has a two year term).

     The Company awarded common stock warrants to its Medical Advisory Board for a total of 87,500 shares of common stock, which become fully exercisable on September 1, 2004 and awarded common stock options to independent consultants for a total of 268,625 shares of common stock, which vested immediately. The warrants and options have a 5 year term from September 1, 2003 and an exercise price of $1.00. The warrant and option holders have certain piggyback registration rights for the shares underlying the options.

     The Company issued 1,333,970 warrants in connection with capital raises in September 2003, exercisable at $5.00 per share and 100,000 warrants to a consultant for services provided, with an exercise price of $7.00 per share.

     The Company issued a warrant in 2003 for 50,000 shares of common stock to a former consultant, which warrant is exercisable at $4.00 per share until its termination date in November 2013. The warrant holder has certain piggyback registration rights under the terms of the agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

General

     The Board of Directors served as the compensation committee during fiscal year 2003 and currently Charles Fust, P. Robert DuPont and Stacey Maloney-Fust constitute the Compensation Committee. Each Compensation Committee member is an employee-director of the Company. The board intends to appoint a Compensation Committee of non-employee directors when individuals join the board who are independent of internal and external influences and who are independent as defined under NASDAQ or AMEX rules.

     The board currently administers the Company’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

     The Company has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s business objectives and increase shareholder value. There are two major components of the Company’s compensation program: base salary and incentives, each of which is intended to serve the overall compensation philosophy.

Base Salary

     The Company’s salary levels for executive officers, including its Chief Executive Officer, are intended to be consistent with competitive pay practices of similarly-sized companies within the industry. In determining executive officers’ salaries, the board considers level of responsibility, competitive trends, the financial performance and resources of the Company, general economic conditions, as well as factors relating to the particular individual, including overall job performance, level of experience and prior service, ability, and knowledge of the job.

Incentives

     Incentives consist of stock options and performance bonuses paid in cash. The board strongly believes that the compensation program should provide employees with an opportunity to increase their ownership and potential for financial gain from increases in the Company’s stock price. This approach closely aligns the best interests of shareholders and, executives and employees. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of the Company’s common stock at a specified price in the future. The Company’s compensation committee currently determines stock option grants. The grant of options is based primarily on an individual’s potential contribution to the Company’s growth and profitability, as measured by the market value of the Company’s common stock.

     Submitted by the Compensation Committee of the Board of Directors.

     Charles Fust, P. Robert DuPont, Stacey Maloney-Fust

AUDIT COMMITTEE REPORT

     The primary purpose of the audit committee is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process. The Company does not have an audit committee charter. As of March 29, 2004, the audit committee members are Charles Fust, P. Robert DuPont and Stacey Maloney-Fust.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Moore Stephens Lovelace, P.A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards, which is overseen by the Public Company Accounting Oversight Board.

     In performing its oversight role, the audit committee considered and discussed the audited financial statements with management. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

     Based on the review and discussions described in this report, the committee recommended that the Board of Directors include the audited financial statements in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors.

     Charles Fust, P. Robert DuPont, Stacey Maloney-Fust

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Charles Fust, the CEO and Chairman of the Board of Directors of the Company, contracted with SinoFresh – Delaware for the assignment of the United States rights to the SinoFresh product patents in exchange for 1,500,000 shares of Series B preferred stock. By virtue of the Merger Agreement, the United States rights to the SinoFresh product patents formerly held by Charles Fust have become the property of SinoFresh. A fairness opinion has been issued to SinoFresh — Delaware verifying that this transaction is fair and was conducted at arms-length.

     The Company contracted with Sargon Capital, Inc. (Sargon) for certain investment banking and consulting services to be provided pursuant to two agreements between the Company and Sargon. Sargon is affiliated with Andrew Badolato both of whom are shareholders of the Company. The Company has terminated the agreements with Sargon. If Sargon pursues a claim against the Company for any further compensation under those agreements, the Company will vigorously defend against any such claim.

     The Company’s office facility at 516 Paul Morris Drive, Englewood, Florida, is owned by P. Robert DuPont, the Vice President of Research & Development and a member of the Company’s Board of Directors, and Charles Fust, the Chairman and CEO. Mr. DuPont and Mr. Fust each own a fifty percent (50%) interest in the facility. A fairness opinion has been issued to the Company verifying that this transaction is fair and was conducted at arms-length.

     The Otto Law Group, PLLC, Seattle, Washington, represented the Company and SinoFresh – Delaware on legal matters and billed the Company for legal services pursuant to an engagement agreement. David Otto of The Otto Law Group, PLLC, is a shareholder and a member of the Board of Directors of the Company and was formerly the Company’s General Counsel and Secretary. In fiscal 2003, The Otto Law Group, PLLC billed the Company approximately $277,000 for legal fees and expenses.

     The Company paid to Stacey Maloney-Fust the sum of $1,250 per month as rent for a condominium apartment owned by Ms. Maloney-Fust in Sarasota, Florida. The condominium was used as corporate housing for an independent contractor working for the Company whose residence was located elsewhere. The Company's relationship with the independent contractor terminated and thus these payments ceased in July 2004. Also, during 2003, consulting fees paid to Ms. Maloney-Fust prior to her becoming an officer and a director approximated $10,000.

     The Company paid approximately $30,000 in lease payments for office space in Ft. Lauderdale, Florida that had been leased by Charles Fust d/b/a SinoFresh Laboratories, Inc.

     At the time of the acquisition of the assets of SinoFresh Laboratories, Inc. (“SinoFresh Labs”), the Company agreed to advance funds up to $50,000 in connection with litigation of SinoFresh Labs pending at the time of the acquisition. The litigation has not been resolved and to date the Company has expensed approximately $76,000 for this litigation.

     At the time of the acquisition of SinoFresh Labs, the Company issued to Charles Fust 1,500,000 (post-merger) shares of Series B Preferred Stock for the transfer of his U.S. patents to the Company, and issued 6,000,000 (post-merger) shares of common stock to Charles Fust and certain of his designees in connection with Mr. Fust’s employment with the Company. The Company also expensed approximately $131,000 on behalf of two entities related through common ownership and Charles Fust in connection with the registration and maintenance of certain foreign patents. The Company is currently in the process of having all such foreign patents assigned to the Company.

     In November 2003, the Board of Directors, by unanimous written consent, granted an option for 890,000 shares of stock to SinoFresh Management, LLC, a company owned by Stephen Bannon and Charles Fust. The LLC agreement provided, among other things, that Bannon was entitled to approximately 500,000 shares under this option. At the time of the grant, not all board members were aware of the interest of the two directors in that company. In April 2004 the Executive Committee (including Mr. Fust) declared that option invalid.

LEGAL PROCEEDINGS

     Certain shareholders of the Company, including Charles Fust, Stacey Maloney-Fust and P. Robert DuPont who are also officers and directors of the Company, voted by written consent to remove Messrs. Bannon and Otto as directors and officers of the Company (which attempt was unsuccessful as discussed below). The decision to remove Messrs. Bannon and Otto was made after it became apparent that they were not investigating certain improprieties that may have occurred as a result of actions of Sargon Capital, Inc. and Andrew Badolato, a former officer and director of the Company’s predecessor and a consultant to the Company. (Upon the request of Messrs. Fust, DuPont and Ms. Maloney-Fust, the Board earlier had formed a committee comprised of Messrs. Otto, Bannon and DuPont to investigate the matters regarding Sargon Capital, Inc. and Andrew Badolato.) Messrs. Bannon and Otto were notified by letter dated January 30, 2004 that they had been removed as directors. On February 9, 2004, Messrs. Fust, DuPont, Otto, Bannon and Ms. Maloney-Fust received a letter from an attorney representing Andrew Badolato, Sargon Capital, Inc. and four shareholders (including Michael Hawkins, a director or other affiliate of Sargon Capital, Inc.) alleging various breaches of fiduciary duty and self-dealing purportedly committed by Messrs. Fust, DuPont and Ms. Maloney-Fust, and demanding an investigation and a report within 30 days.

     On February 20, 2004, a law suit was filed in the U.S. District Court, Middle District of Florida, Ft. Myers Division, Case No. 04-CV-95-FTM-29 SPC, styled Hawkins, et al. vs. Charles Fust, et al., and an amended complaint was filed on March 3, 2004 which merely changed allegations directed toward the location where the action may be heard and noted that the Company is a Florida corporation. This legal proceeding was moved to the U.S. District Court located in Tampa, Florida. The plaintiffs include Stephen Bannon and David Otto, directors of the Company, as well as other purported shareholders of the Company. The defendants are Charles Fust, Stacey Maloney Fust, Robert DuPont, Russell R. Lee, III, and SinoFresh HealthCare, Inc. The complaint alleges that it is a class action suit claiming federal securities law violations, breach of fiduciary duty, rescission of certain acts and contracts of the Company, and an accounting and constructive trust, being brought by the lead plaintiffs on behalf of themselves and all persons in a class (other than the defendants) who purchased the Company’s publicly traded shares between January 1, 2003 and February 19, 2004; however, the lawsuit was not certified as a class action suit. The complaint essentially contained the same allegations as in the above-described demand letter.

     In June 2004, the plaintiffs filed a corrected second amended complaint in the U.S. District Court, Middle District of Florida, Tampa Division, Case No. 8:04-CV-490-T-30MSS. This complaint notes the Company as a nominal defendant and adds the Company’s corporate counsel as additional defendants (seeking compensatory damages, including reimbursement of legal fees paid by the Company). The complaint alleges that it is a derivative suit, includes the same allegations as in the original complaint, and also alleges, among other things, inadequate disclosure by the defendants in SEC filings regarding related party transactions and regarding Mr. Fust’s beneficial ownership (wherein Mr. Fust reported ownership of an additional 1,000,000 shares Crown IV Holdings portends to own), all for the alleged purpose of the defendants maintaining control of the Company. In this complaint the plaintiffs request, among other things, that the Court appoint a special monitor during the pendency of the litigation with authority to conduct investigations and issue a report to the Court; that the Court enjoin the defendant directors from “committing certain violations of Federal securities laws”, and from taking certain actions, including using corporate funds for the defense of the directors in the suit, conducting transactions in the Company’s stock and soliciting proxies for a 2004 annual meeting.

     In June 2004, the Company filed a motion with the Court (a) requesting the Court to appoint an independent person to make a good faith determination, after conducting a reasonable investigation, as to whether it is in the best interests of the Company to maintain the shareholder derivative suit, and (b) requesting a stay of all proceedings in the case until the results of the investigation are provided to the Court. The Company is confident that if the Court grants the motion for appointment of an independent investigator and an interim stay of the proceedings, that the lawsuit will be shown to lack merit.

     The complaint alleges, among other things, the following:

               (a) that Mr. Fust has not transferred foreign patents he holds to two foreign entities related to the Company through common ownership;

               (b) breach of fiduciary duty and self dealing by the individual defendants, including (i) the payment of legal fees in connection with litigation involving SinoFresh Laboratories, Inc. for which SinoFresh Laboratories agreed to indemnify the Company, (ii) payment of lease obligations on a lease entered into by SinoFresh Laboratories and Charles Fust; (iii) failure to disclose to the directors that the Company’s headquarters are owned by an entity controlled by Charles Fust and P. Robert DuPont; (iv) the payment of rent to Stacey Maloney-Fust for a condominium she owns; (v) the granting of options to insiders; (vi) entering into an employment agreement with Stacey Maloney-Fust without board approval; (vii) the objection by Mr. Lee of Messrs. Bannon and Otto (whom the plaintiffs allege constituted the Company’s audit committee) having direct oversight over the auditor and having the auditor report directly to Messrs. Bannon and Otto, and instead having the auditor report to Mr. Lee; (viii) removing Messrs. Bannon and Otto as directors in order to prevent them from bringing the foregoing to the attention of the auditor;

               (c) that there were certain enumerated defects with the Schedule 14C Information Statement filed with the SEC;

               (d) that the Company’s financial statements and the materials provided to the public, to the shareholders and to the SEC do not properly reflect the Company’s true financial condition, do not reflect the foreign patents are not held by two foreign entities and do not reflect a fair statement of the interim reporting periods of January 1 through September 30, 1993 [sic]. (The plaintiffs also allege that during this time frame, the defendants failed to file financial statements which conform to GAAP such that the financial statements will be presumably misleading and inaccurate.)

     While the Company does not wish to present all of the defenses since the matters referenced above are in litigation, the Company desires to set forth certain information addressing the above allegations.

     The foreign patents. Mr. Fust, who holds approximately 130 foreign patents and patent applications, had commenced transferring some of those patents to two foreign entities related by common ownership which were intended at one time to distribute the Company’s products in certain foreign markets. However, Mr. Fust and certain other members of management subsequently determined that it was in the best interests of the Company and its shareholders to instead transfer the foreign patents to the Company with a view to entering into joint ventures or other arrangements with independent third parties for the distribution of the Company’s products in foreign markets. The Company believes that the investors in the foreign entities are primarily shareholders in the Company, but certain parties may have sold interests in the foreign entities to other investors. The Company may have exposure to these other investors in the two foreign entities as a result of this shift in its business plan with respect to the foreign patents and foreign distribution of its products.

     Breach of fiduciary duty and self dealing. In connection with the asset acquisition, litigation was threatened by a former employee of SinoFresh Laboratories who objected to the consideration to which she was entitled in connection with the asset acquisition. That was a matter of which the board was aware and settlement was reached with the former employee with full knowledge and approval of the full board.

     Another shareholder of SinoFresh Laboratories also objected to the terms of the asset acquisition between SinoFresh Laboratories and SinoFresh-Delaware and , accordingly filed a complaint against SinoFresh Laboratories. SinoFresh Laboratories agreed to indemnify SinoFresh-Delaware for undisclosed/unassumed liabilities in excess of $10,000 as part of the Asset Purchase Agreement. In addition, under the terms of the Asset Purchase Agreement, SinoFresh-Delaware agreed to fund up to $50,000 in defense of this matter. Because the complaint arose out of the asset acquisition orchestrated by SinoFresh-Delaware, the Company has incurred legal fees of approximately $76,000 in connection with the defense by SinoFresh Laboratories through December 31, 2003. Management believes that at all times Andrew Badolato (an officer and director of SinoFresh – Delaware) and the other board members were aware of the litigation costs being incurred by the Company.

     During 2003, the Company (and its non-public predecessor) paid approximately $30,000 for a lease obligation entered into by SinoFresh Laboratories and Charles Fust in Ft. Lauderdale, which lease terminated in October 2003. Management believes that these payments benefited the Company and prevented it from becoming sued as a result of SinoFresh-Delaware acquiring all of the assets of SinoFresh Laboratories without leaving sufficient assets for SinoFresh Laboratories to pay its obligations. In addition, management believes that at all times

Andrew Badolato (an officer and director of SinoFresh-Delaware) and the other board members were aware of this lease and the payments being made thereon.

     The Company leases its headquarters from an entity owned by two officers and directors of the Company, which is disclosed in Note 13 to the Company’s financial statements that were filed by the Company on Form 8-K/A on November 17, 2003. The landlord obtained a statement from a real estate professional as to the fair market rent for that facility, which is the rent being charged the Company.

     The Company paid, on a month-to-month basis, rent of $1,250 a month to Stacey Maloney-Fust for a condominium apartment which is not used by Ms. Maloney-Fust, but which the Company used as corporate housing. This was in lieu of reimbursing an independent contractor (who provided services to the Company) living in those quarters for hotel accommodations. The Company's relationship with the independent contractor terminated and thus these payments ceased in July 2004.

     The Company’s predecessors had committed in writing or promised to certain employees and independent contractors options or shares in SinoFresh-Delaware for a total of approximately 500,000 shares. Those individuals were left off of a list of individuals to whom options were granted by written consent of the full board dated November 13, 2003. Included in that option list were 890,000 options for SinoFresh Management, LLC, a company controlled by Stephen Bannon and Charles Fust, but of which the full board (including Mr. Fust) was not apprised. Subsequent to the attempted removal of Messrs. Bannon and Otto, the remaining board members revised the option list, deleting SinoFresh Management, LLC’s option grant as void, and adding 200,000 options for Russell Lee, the Company’s CFO, pursuant to an offer of employment from the Company dated August 25, 2003, and 289,625 options for approximately 13 independent contractors and one employee (P. Robert DuPont, an officer and director, and recipient of 21,000 of those options), who had contributed services to SinoFresh Laboratories, without other compensation, in connection with the development of the Company’s products. The compensation committee ratified those actions in April 2004 and management takes the position that the LLC’s options were void for reasons of non-disclosure, improper conflicts of interest, lack of consideration and specific prohibition under the stock option plan against awarding options to non-employee directors, and the Company anticipates securing the further ratification of these acts by the board of directors at its next meeting.

     SinoFresh – Delaware and Stacey Maloney-Fust did execute an employment agreement dated as of September 1, 2003, pursuant to the terms of an employment offer letter delivered to her by Mr. Andrew Badolato, at that time an officer and a director of Sino-Fresh Delaware. That employment agreement has since been renounced and cancelled as of September 1, 2003. However, Ms. Maloney-Fust, an employee of the Company, is paid a salary of $48,000 per year (which amount is the same as provided in the offer letter as well as the cancelled employment agreement). Further, the only option she has been granted is an option for 50,000 shares of common stock, with an exercise price of $1.00 per share, which option was approved by all board members by written consent dated November 13, 2003, as of and effective September 1, 2003 (which option was also provided for in the offer letter as well as the cancelled employment agreement).

     Messrs. Bannon and Otto claim to comprise the audit committee. Although SinoFresh-Delaware may have had an audit committee (comprised of just Mr. Otto before the merger), the board of directors of the Company never appointed an audit committee at a meeting or by written consent and thus, the board of directors would be deemed the audit committee. On March 29, 2004, the board of directors by majority vote appointed Messrs. Fust and DuPont and Ms. Maloney-Fust as the audit committee.

     The plaintiffs in the complaint allege that Messrs. Bannon and Otto were removed as directors to prevent them from bringing the allegations in the complaint to the attention of the Company’s auditor. Contrary to that claim, the first time that the Company heard of any “investigation” by Messrs. Bannon and Otto was after Messrs. Bannon and Otto had been informed that they had been removed from the Board. By way of background, in October or November 2003, it had come to the attention of Messrs. Fust, DuPont, Lee, and Ms. Maloney-Fust that there may have been certain improprieties that occurred as a result of actions of Sargon Capital, Inc. and Andrew Badolato. Their concerns were presented to Messrs. Bannon and Otto at a meeting and they were asked to investigate. At subsequent meetings and discussions with Messrs. Bannon and Otto, it became obvious to the other members of the board and Mr. Lee that no investigation was being made or that it was being stalled. Thus, out of frustration with the inability to make any progress on these matters, Mr. Fust sought removal of Messrs. Bannon and Otto from the board, who were originally designated to be board members by Sargon.

     In connection with the attempted removal of Messrs. Bannon and Otto from the board, the Company filed a preliminary Information Statement on Schedule 14C with the SEC with a view toward filing and sending a definitive Information Statement to shareholders of record once the SEC completed its review of the Schedule 14C. The actions of the shareholders were challenged by Messrs. Otto and Bannon and the Company was unable to expeditiously get final clearance for the 14C Information Statement. During the week of March 22, 2004, after discussion with the reviewing staff at the SEC, it was determined that, under applicable SEC rules relating to Information Statements, the corporate action (e.g., the effectiveness of the removal of the two directors) could not occur until the 20th day after the mailing of a definitive information statement. Further, it was also discovered during that time that there was a technical defect with the shareholders’ written consents in that they were short sufficient votes to clearly constitute a majority of the issued and outstanding voting stock. As a result, it was decided to retroactively reinstate Messrs. Bannon and Otto to the board (until the next annual meeting of shareholders, or their earlier removal or resignation).

     With respect to the allegations made regarding the Company’s financial statements, the Company believes that the Form 8-K/A (containing audited financial statements), the Form 10-QSB (containing unaudited financial statements) (prepared by the Company’s former CFO, Steves Rodriguez, and which were reviewed by David Otto, the Company’s counsel at the time, and the other members of the board of directors), and the Form 10-KSB accurately reflect the financial position of the Company at the time of those reports.

     Management of the Company investigated the complaint and believes the allegations in the complaint to be blatantly incendiary, false and misleading. The Company disagrees with the allegations in the complaint and the Company, on behalf of itself and its officers and directors, intends to vigorously defend the suit.

     In March 2004, the Company declared null and void two contracts entered into with Sargon Capital, Inc., a shareholder and an affiliate of a former director and officer, to-wit: an Investment Banking Services Agreement dated October 24, 2002, and a Financial Consulting Services Agreement originally dated in November 2002 which monthly payments under this consulting agreement approximate $8,000 with $96,000 due for the years 2003 and 2004, and $80,000 due for 2005. The consulting agreement was revised September 8, 2003 extending the term of September 2006 and increasing compensation to include 0.5% of gross revenue and 0.6% of net income before taxes, interest and amortization. Sargon claimed that the Company owes approximately $173,000 for these services.

     In April 2004, a lawsuit was filed in Circuit Court for the 12th Judicial Circuit in and for Sarasota County, Florida, styled Sargon Capital, Inc. and Andrew Badolato vs. SinoFresh HealthCare, Inc., Charles Fust and John Hallman, Case No. 2004 CA3732SC. The complaint alleges a breach of the financial consulting services agreement by failing to pay certain fees to Sargon Capital, Inc. The complaint also alleges defamation of the principal of Sargon Capital, inc. and a civil conspiracy to prevent Sargon Capital, Inc. from doing business in the State of Florida. The Company believes that the agreements were improperly approved, were breached by Sargon, and are illegal because of the lack of appropriate licensure of Sargon. The Company, on behalf of itself and its officers and directors, intends to vigorously defend the suit.

     Management of the Company believes that both of the above-described lawsuits are a backlash by Andrew Badolato and/or Sargon Capital, Inc. against the Company in connection with the attempted removal of Stephen Bannon and David Otto as board members and as officers of the Company. Mr. Badolato’s company, Sargon Capital, Inc., had been retained by the Company’s predecessor for investment banking and consulting services. Over the course of Mr. Badolato’s and Sargon’s association with the Company, current management came to believe that it was in the best interests of the Company and its shareholders to sever ties with Mr. Badolato and Sargon. Since Messrs. Bannon and Otto were Sargon’s designees to the Company’s Board of Directors, the Company deemed it in its best interests to attempt to remove them as directors and to seek substitute directors who were truly independent from Sargon Capital.

INDEPENDENT AUDITORS

Independent Auditor Fees

     The following table presents fees for audit services rendered by the Company’s current and former principal accountants for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and December 31, 2002, and reviews of the consolidated financial statements included in the quarterly reports on Form 10QSB during such calendar years:

	Fiscal 2002	Fiscal 2003
Audit Fees(1)	$91,000	$38,000
Audit Fees(2)	-0-	$123,000
Audit-Related Fees(3)	-0-	-0-
Tax Fees(4)	-0-	-0-

Subtotal	$91,000	$161,000
All other Fees(5)	-0-	-0-

Total	$91,000	$161,000

(1)	Audit Fees – Audit fees billed to the Company by the Company’s former principal accountants for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit Fees – Audit fees billed to the Company by the Company’s current principal accountants for auditing the Company’s annual financial statements for the fiscal year ended December 31, 2003.

(3)	Audit-Related Fees – There were no other fees billed by during the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under “Audit Fees” above.

(4)	Tax Fees – There were no tax fees billed during the last two fiscal years for professional services by the Company’s former primary accountants.

(5)	All Other Fees – There were no other fees billed by during the last two fiscal years for products and services provided.

Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The Audit Committee has determined that the provision of non-audit services by Moore Stephens Lovelace, P.A.. is compatible with maintaining its independence.

Audit Committee Pre-Approval Process, Policies and Procedures

     The appointment of Moore Stephens Lovelace, P.A. was approved by the Board of Directors as the principal auditors for the Company. Three members of the Company’s Board of Directors, Charles Fust, P. Robert Dupont and Stacey Maloney-Fust, currently serve as the audit committee until the Company is able to recruit independent directors with the appropriate financial experience and/or background to serve on such committee and who are truly independent from internal and external influences, as well as independent under NASDAQ or AMEX rules. Although two directors of SinoFresh — Florida, Messrs. Stephen Bannon and David Otto, were non-employee directors, the Board of Directors of the Company did not formally appoint by resolution or otherwise an audit committee until March 29, 2004; therefore, the audit committee did not meet in 2003. The Board of Directors has determined that it does not have an “audit committee financial expert,” as defined in Item 401 of Regulation S-B. When independent directors join the board, the board plans to establish a new audit committee, which will then adopt an appropriate charter and pre-approval policies and procedures in connection with services to be rendered by the independent auditors. The principal auditors have informed the Board of Directors of the scope and nature of each service provided.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL

DISCLOSURE

     Effective March 4, 2004, we dismissed Salberg & Company, P.A. as the independent auditors of our financial statements and appointed Moore Stephens Lovelace, P.A., as our new independent auditors. The decision to change accountants was approved by our Board of Directors.

     No report of Salberg & Company, P.A. on our financial statements for the past two years contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and through the date of its letter, there were no disagreements nor differences of opinion with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Salberg, would cause it to make reference to the subject matter of the disagreements in connection with its report. During the two most recent fiscal years and through the date of its letter, Salberg did not advise us of any events as listed in paragraphs (1) through (3) of Item 304(a)(1)(iv)(B) of Regulation S-B except as follows: On February 26, 2004, Salberg requested, as an expanded audit procedure, the engagement of an outside specialist to review accounting matters relating to a recently filed lawsuit against the Company and its management. The Company did not disagree with Salberg’s request. However, the Company decided to instead replace Salberg with a larger accounting firm that has more resources and personnel to complete the Company’s audit of its 2003 financial statements and also perform any expanded audit procedures the new accounting firm deemed appropriate. The Company authorized Salberg to respond fully to any inquiries about the foregoing made by Moore Stephens Lovelace, P.A..

     We furnished Salberg with a copy of our above statements, which are made in response to Item 304 (a)(1) of the SEC Regulation S-B and requested that Salberg furnish us with a letter addressed to the SEC, stating whether or not Salberg agrees with such statements. A copy of Salberg’s letter, dated March 30, 2004 is attached as an exhibit to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003.

ADDITIONAL INFORMATION

     The Company filed reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company’s SEC filings are also available commercial document retrieval services or on the SEC’s web site at http: //www.sec.gov. Shareholders may also request a copy of the Company’s financial reports filed with the SEC by contacting the Company’s Secretary at 516 Paul Morris Drive, Englewood, Florida, telephone number (941) 681-3100.

By Order of the Board of Directions

Charles A. Fust, Chairman of the Board
and Chief Executive Officer

Englewood, Florida
August ____, 2004

WRITTEN CONSENT OF SHAREHOLDER
TO ACTION WITHOUT A SPECIAL MEETING OF
SINOFRESH HEALTHCARE, INC.

     THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTIONS OF SINOFRESH HEALTHCARE, INC.

     The undersigned, a shareholder of record of SinoFresh HealthCare, Inc. on August 5, 2004 hereby consents, pursuant to section 607.0704 of the Florida Business Corporation Act, with respect to all shares of voting capital stock of SinoFresh HealthCare, Inc. held by the undersigned and as indicated below, to the following actions without a meeting, without prior notice and without a vote.

     NOTE, THAT A “CONSENT” VOTE IS A VOTE FOR REMOVAL. A “WITHHOLD CONSENT” OR “ABSTAIN” WILL HAVE THE EFFECT OF A VOTE AGAINST REMOVAL. RETURNING A DATED AND SIGNED CARD WITHOUT MARKING A BOX FOR A PROPOSAL WILL BE CONSIDERED A CONSENT TO THAT PROPOSAL.

     THE COMPANY STRONGLY RECOMMENDS THAT THE SHAREHOLDERS CONSENT TO THE FOLLOWING RESOLUTIONS:

1.	Remove Stephen Bannon from the Board of Directors of the Company

☐ CONSENT	☐ WITHHOLD CONSENT	☐ ABSTAIN

2.	Remove David Otto from the Board of Directors of the Company

☐ CONSENT	☐ WITHHOLD CONSENT	☐ ABSTAIN

Check appropriate box and indicate changes below:	☐ Address Change?	☐ Name Change?

SIGNATURE(S) IN BOX: (Please sign exactly as your name appears on the Consent Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

DATE:	NUMBER OF SHARES:	CLASS OF SHARES:

Date:

------------------------------------------------------------ Signature (title, if any)

------------------------------------------------------------ Signature, if held jointly